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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-50109 of American Electric Power Company, Inc. on Form S-4 of our reports dated February 24, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                          Deloitte & Touche LLP

Columbus, Ohio
April 16, 1998